UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2021

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	EYEG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2021, each of Dr. Morton Goldberg, Thomas Hancock and Bernard Malfroy-Camine resigned from the Board of Directors (the “Board”) of EyeGate Pharmaceuticals, Inc. (the “Company”) and any committees of the Board, effective as of April 1, 2021. None of Dr. Goldberg, Mr. Hancock or Mr. Malfroy-Camine resigned as a result of any disagreement with the Company.

Also on March 30, 2021, the Board appointed each of Kenneth Gayron and Aron Shapiro as members of the Board to fill two of the vacancies created by the aforementioned resignations, effective as of April 1, 2021. Each of Mr. Gayron and Mr. Shapiro will serve as a Class II Director until the Company’s 2023 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified or his earlier resignation or removal.

The Board has determined that each of Mr. Gayron and Mr. Shapiro is independent under the rules of The Nasdaq Capital Market. The Board appointed Mr. Gayron as chair of the Audit Committee of the Board, as the audit committee financial expert and as a member of the Compensation Committee of the Board and appointed Mr. Shapiro as a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Board, in each case effective as of April 1, 2021. As non-employee directors of the Company, Mr. Gayron and Mr. Shapiro will each receive compensation in the same manner of the Company’s other non-employee directors, as described in the section entitled “Director Compensation” in the Definitive Proxy Statement on Schedule 14A for the Company’s 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 29, 2020.

Mr. Gayron, age 51, has served as Chief Financial Officer and Executive Vice President of Avid Technology, Inc., a leading technology provider for the media and entertainment industry, since May 2018. Mr. Gayron previously served as CFO and interim CEO for Numerex Corporation, a single source, leading provider of managed enterprise solutions enabling the Internet of Things, from March 2016 to February 2018. Prior to his tenure with Numerex, Mr. Gayron served as CFO of Osmotica Pharmaceutical Corp., a global specialty pharmaceutical company, from October 2013 to February 2016.  Prior to Osmotica, Mr. Gayron acted as Vice President - Finance and Treasurer for Sensus, Inc., a global smart grid communications company, from February 2011 until September 2013.  From April 2009 until January 2011, Mr. Gayron served as Treasurer of Nuance Communications, a software/services company.  From 1992 until 2009, Mr. Gayron held positions of increasing responsibility with investment banks, including UBS, Bank of America and CIBC. Mr. Gayron received a BS in Finance from Boston College and an MBA from Cornell University.

Mr. Shapiro, age 43, has served in positions of increasing responsibility at Ora, Inc., the world’s leading full-service ophthalmic drug and device development firm, since July 1999, most recently serving as Senior Vice President and Partner, Asset Development and Partnering since August 2019, as Senior Vice President and Chief Commercial Officer between August 2017 and August 2019, and as Vice President between October 2010 and August 2017. At Ora, Mr. Shapiro is responsible for investment and strategic partnering was previously responsible for worldwide business development and sales activities. Mr. Shapiro received a BS in Biological Chemistry from Bates College.

There are no arrangements or understandings between either Mr. Gayron or Mr. Shapiro and any other person pursuant to which such persons were appointed as directors of the Company. Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which either Mr. Gayron or Mr. Shapiro was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

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Item 7.01.	Regulation FD Disclosure.

On April 1, 2021, the Company issued a press release announcing the resignations of Dr. Goldberg, Mr. Hancock and Mr. Malfroy-Camine from the Board and the concurrent appointments of Mr. Gayron and Mr. Shapiro to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby furnishes the following exhibit:

99.1	Press Release of EyeGate Pharmaceuticals, Inc. issued on April 1, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Franz Obermayr
Franz Obermayr
Acting Chief Executive Officer

Date: April 1, 2021

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